Exhibit 99.1

CARDINAL HEALTH, INC AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following pro forma condensed consolidated financial information is based on the historical financial statements of Cardinal Health, Inc. and subsidiaries (the “Company”), including certain pro forma adjustments, and has been prepared to illustrate the pro forma effect of the Company’s distribution of approximately 81% of the outstanding shares of CareFusion Corporation (“CareFusion”) common stock to holders of Cardinal Health, Inc. common shares (the “CareFusion Separation”).

The unaudited pro forma condensed consolidated statements of earnings for the fiscal years ended June 30, 2009, 2008 and 2007 assume that the distribution occurred as of July 1, 2006. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2009 is presented as if the distribution had occurred as of June 30, 2009.

The unaudited pro forma condensed consolidated financial information has been prepared based upon available information and management estimates; actual amounts may differ from these estimated amounts. The unaudited pro forma condensed consolidated financial information is not necessarily indicative of the financial position or results of operations that might have occurred had the distribution occurred as of the dates stated above. The pro forma adjustments are described in the notes.

The unaudited pro forma condensed consolidated financial information should be read in conjunction with the audited financial statements and notes and related Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	BASIS OF PRESENTATION

The accompanying unaudited pro forma condensed consolidated financial statements give effect to the pro forma adjustments necessary to reflect the CareFusion Separation as if it occurred as of July 1, 2006 in the pro forma statements of earnings for the fiscal years ended June 2009, 2008, and 2007 and as of June 30, 2009 in the pro forma balance sheet. In accordance with SEC Regulation S-X, the pro forma statements of earnings disclose earnings from continuing operations and therefore exclude historical earnings from discontinued operations of $8.8 million, $4.6 million and $1,110.4 million for the fiscal years ended June 30, 2009, 2008 and 2007, respectively.

2.	PRO FORMA ADJUSTMENTS

The unaudited pro forma condensed consolidated statements of earnings and balance sheet reflect the effect of the following pro forma adjustments:

a)	Reduction of revenue and expenses are the result of the CareFusion Separation. These amounts do not consider an allocation of general corporate overhead costs not specifically related to CareFusion and therefore, selling, general and administrative expenses do not reflect any potential reductions in corporate costs in response to this change in the Company. Net interest expense has been allocated on a basis deemed reasonable by the Company and includes the effect of interest rate swaps designated as fair value hedges.

b)	The increase in gross margin is associated with commercial agreements primarily related to manufactured products that have been historically sold to the Company on an intercompany basis from CareFusion and eliminated in consolidation. Subsequent to the CareFusion Separation and based on the terms of the commercial agreements, these sales will be third-party sales by CareFusion to the end customer on which the Company will earn a fee for distribution services. The decrease in selling, general and administrative expenses primarily reflect the impact of a transition services agreement.

c)	Reflects an increase to interest expense for the difference between the historical allocated interest expense described in note a) above and the actual interest expense incurred in connection with debt securities we are planning to retire as part of our anticipated post-separation capital structure pursuant to the private letter ruling received from the IRS in connection with the CareFusion Separation. See note (f) for additional details.

d)	Adjusted to reflect the income tax effects of adjustments (b) and (c) of the pro forma adjustments at the applicable statutory tax rates.

e)	The elimination of assets and liabilities associated with CareFusion included in the Company’s historical condensed consolidated financial statements. The increase in other assets represents the Company’s approximately 19% investment in CareFusion after the separation. The Company’s investment in CareFusion has not been adjusted to fair market value in the pro forma condensed consolidated financial statements. The Company is required to dispose of the retained shares of CareFusion common stock within five years of the spin-off.

f)	Pursuant to the private letter ruling received from the IRS, immediately prior to the CareFusion Separation, CareFusion distributed approximately $1.4 billion in cash to the Company using the proceeds from the $1.4 billion senior unsecured notes issued by CareFusion on July 14, 2009. On August 27, 2009, the Company announced it will use up to $1.2 billion of the cash distribution to fund a debt tender offer for certain of its outstanding debt securities (other than the 7.80% Debentures due October 15, 2016 of Allegiance Corporation and the 7.00% Debentures due October 15, 2026 of Allegiance Corporation, the tender offer for which will be funded with the Company’s cash on hand). The remainder of the cash distribution will be used to pay off debt maturing in the second quarter of fiscal 2010.

g)	The Company’s estimate of the remaining costs before taxes to be incurred in connection with CareFusion Separation of $112 million ($83 million, net of tax), which includes employee-related costs, costs to execute the transaction, costs to start up certain stand alone functions and information technology systems and other one-time transaction related costs. This amount is reflected as an increase to accrued liabilities in the pro forma presentation.

h)	Adjusted to reflect the income tax effect on income taxes payable for adjustments (g) and (j).

i)	As a result of the debt tender, the Company expects a loss of approximately $37 million ($23 million, net of tax).

j)	Due to the CareFusion Separation, the Company expects a tax charge of approximately $152 million related to the anticipated repatriation of a portion of cash currently loaned to the Company’s entities within the United States.

k)	Shareholders’ equity was adjusted as a result of adjustments (e) through (j) above.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

FOR THE FISCAL YEAR ENDED JUNE 30, 2007

(In millions, except per Common Share amounts)

		Pro Forma Adjustments
	Historical	Activity of Businesses and Assets Distributed (a)	Unaudited Pro Forma Statement of Earnings

Revenue	$86,755.0	$(2,534.6)	$84,220.4
Cost of products sold	81,557.6	(1,216.4)	80,341.2

Gross margin	5,197.4	(1,318.2)	3,879.2

Selling, general and administrative expenses	3,061.3	(736.9)	2,324.4

Impairments, (gain)/loss on sale of assets and other, net	17.3	(2.1)	15.2

Special items:
- restructuring charges	40.1	(7.6)	32.5
- acquisition integration charges	101.5	(92.1)	9.4
- litigation and other	630.4	—	630.4

Operating earnings	1,346.8	(479.5)	867.3

Interest expense and other	120.6	(68.6)	52.0

Earnings before income taxes	1,226.2	(410.9)	815.3

Provision for income taxes	405.5	(122.3)	283.2

Earnings from continuing operations	$820.7	$(288.6)	$532.1

Basic earnings per Common Share from continuing operations	$2.08		$1.35

Diluted earnings per Common Share from continuing operations	$2.03		$1.31

Weighted average number of shares outstanding:
Basic	394.9		394.9
Diluted	404.7		404.7

CARDINAL HEALTH, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

FOR THE FISCAL YEAR ENDED JUNE 30, 2008

(In millions, except per Common Share amounts)

		Pro Forma Adjustments
	Historical	Activity of Businesses and Assets Distributed (a)	Unaudited Pro Forma Statement of Earnings

Revenue	$90,975.5	$(3,567.3)	$87,408.2
Cost of products sold	85,395.8	(1,764.7)	83,631.1

Gross margin	5,579.7	(1,802.6)	3,777.1

Selling, general and administrative expenses	3,390.1	(1,049.5)	2,340.6

Impairments, (gain)/loss on sale of assets and other, net	(32.0)	(1.3)	(33.3)

Special items:
- restructuring charges	65.7	(10.4)	55.3
- acquisition integration charges	44.9	(42.3)	2.6
- litigation and other	19.5	—	19.5

Operating earnings	2,091.5	(699.1)	1,392.4

Interest expense and other	169.4	(72.1)	97.3

Earnings before income taxes	1,922.1	(627.0)	1,295.1

Provision for income taxes	626.1	(178.2)	447.9

Earnings from continuing operations	$1,296.0	$(448.8)	$847.2

Basic earnings per Common Share from continuing operations	$3.62		$2.37

Diluted earnings per Common Share from continuing operations	$3.56		$2.33

Weighted average number of shares outstanding:
Basic	358.2		358.2
Diluted	364.0		364.0

CARDINAL HEALTH, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

FOR THE FISCAL YEAR ENDED JUNE 30, 2009

(In millions, except per Common Share amounts)

		Pro Forma Adjustments
	Historical	Activity of Businesses and Assets Distributed (a)	Other Pro Forma Adjustments		Unaudited Pro Forma Statement of Earnings

Revenue	$99,512.4	$(3,520.9)	$(355.0	)(b)	$95,636.5
Cost of products sold	93,986.0	(1,742.0)	(358.3	)(b)	91,885.7

Gross margin	5,526.4	(1,778.9)	3.3	(b)	3,750.8

Selling, general and administrative expenses	3,438.3	(1,109.3)	(3.5	)(b)	2,325.5

Impairments, (gain)/loss on sale of assets and other, net	25.0	(11.1)	—		13.9

Special items:
- restructuring charges	164.3	(59.7)	—		104.6
- acquisition integration charges	14.5	(11.7)	—		2.8
- litigation and other	(1.4)	—	—		(1.4)

Operating earnings	1,885.7	(587.1)	6.8		1,305.4

Interest expense and other	218.7	(91.0)	7.7	(c)	135.4

Earnings before income taxes	1,667.0	(496.1)	(0.9)		1,170.0

Provision for income taxes	524.2	(118.5)	(0.3	)(d)	405.4

Earnings from continuing operations	$1,142.8	$(377.6)	$(0.6)		$764.6

Basic earnings per Common Share from continuing operations	$3.20				$2.14

Diluted earnings per Common Share from continuing operations	$3.16				$2.12

Weighted average number of shares outstanding:
Basic	357.6				357.6
Diluted	361.5				361.5

CARDINAL HEALTH, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2009

(In millions)

		Unaudited Pro Forma Adjustments
	Historical	Businesses and Assets Distributed and Investment Retained (e)	Other Adjustments		Unaudited Pro Forma Balance Sheet
Assets
Cash and equivalents	$1,847.5	$(625.5)	—		$1,222.0
Trade receivables, net	5,643.6	(428.7)	—		5,214.9
Current portion of net investment in sales-type leases	398.9	(388.9)	—		10.0
Inventories	7,145.5	(312.7)	—		6,832.8
Prepaid expenses and other	588.8	(75.8)	—		513.0
Assets held for sale and discontinued operations	174.7	—	—		174.7

Total current assets	15,799.0	(1,831.6)	—		13,967.4

Property and equipment, net	1,873.0	(408.5)	—		1,464.5
Net investment in sales-type leases, less current portion	929.8	(913.8)	—		16.0
Goodwill and other intangibles, net	6,095.9	(3,738.1)	—		2,357.8
Investments and other assets	421.1	1,006.1	(1.0	)(f)	1,426.2

Total assets	$25,118.8	$(5,885.9)	$(1.0)		$19,231.9

Liabilities and Shareholders’ Equity
Current portion of long-term obligations and other short-term borrowings	$367.3	$(1.1)	$(200.0	)(f)	$166.2
Accounts payable	9,138.0	(96.1)	—		9,041.9
Other accrued liabilities	1,868.2	(390.7)	69.6	(g) (h)	1,547.1
Liabilities from businesses held for sale and discontinued operations	26.3	—	—		26.3

Total current liabilities	11,399.8	(487.9)	(130.4)		10,781.5

Long-term obligations, less current portion and other short-term borrowings	3,280.0	(8.4)	(1,164.4	)(f) (i)	2,107.2
Deferred income taxes and other liabilities	1,714.3	(867.0)	152.0	(j)	999.3
Total shareholders’ equity	8,724.7	(4,522.6)	1,141.8	(k)	5,343.9

Total liabilities and shareholders’ equity	$25,118.8	$(5,885.9)	$(1.0)		$19,231.9